     As filed with the Securities and Exchange Commission on April 28, 2003

                                                      Registration No. 333-53340

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  BLUEFLY, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                13-3612110
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

          42 West 39th Street
          New York, New York                            10018
   (Address of Principal Executive Offices)           (Zip Code)

                                   ----------

                      BLUEFLY, INC. 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

             E. KENNETH SEIFF                      RICHARD A. GOLDBERG, ESQ.
   President and Chief Executive Officer    Swidler Berlin Shereff Friedman, LLP
               Bluefly, Inc.                        405 Lexington Avenue
           42 West 39th Street                    New York, New York 10174
        New York, New York 10018                      (212) 973-0111
            (212) 944-8000

(Name, address and telephone number, including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO        AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
BE REGISTERED                  REGISTERED                SHARE                   PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value            N/A                    N/A                     N/A                    N/A
$.01 per share
======================================================================================================================

                                EXPLANATORY NOTES

         This Amendment No.2 to Registration Statement on Form S-8 is being filed to amend the Registration Statement on Form S-8 (as amended to date, the "Registration Statement") (File No. 333-53340) filed with the Securities and Exchange Commission on January 8, 2001, by filing as exhibits thereto the consents of the Registrant's independent auditors to the filing with the Registrant's Annual Reports on Form 10-K for the years ended December 31, 2002 and 2001 of the independent auditor's report on the Registrant's financial statements for such years. The contents of the Registration Statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Item 8 of the Registration Statement is hereby amended and restated in its entirety as follows:

         The following exhibits are filed as part of this Registration
Statement:

Exhibit Number.     Description.
---------------     ------------
4.1*                Bluefly, Inc. 2000 Stock Option Plan, as amended to date
5.1*                Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1*               Consent of Pricewaterhouse Coopers LLP
23.2*               Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).
23.3*               Consent of Pricewaterhouse Coopers, LLP
23.4                Consent of Pricewaterhouse Coopers, LLP

*Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 28th day of April, 2003.

                                      BLUEFLY, INC.

                                      By: /s/ E. Kenneth Seiff
                                          -------------------------------------
                                          E. Kenneth Seiff
                                          President, Chief Executive Officer
                                          and Director

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints E. Kenneth Seiff and Patrick C. Barry and each of them (with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on this 28th day of April, 2003:

Signature                              Titles
---------                              ------
/s/ E. Kenneth Seiff                   President, Chief Executive Officer and Director
------------------------               (Principal Executive Officer)
E. Kenneth Seiff

/s/ Patrick C. Barry                   Chief Operating Officer and Chief Financial Officer
------------------------               (Principal Financial and Accounting Officer)
Patrick C. Barry

/s/ Josephine R. Esquivel              Director
------------------------
Josephine R. Esquivel

/s/ Martin Miller                      Director
------------------------
Martin Miller

/s/ Robert G. Stevens                  Director
------------------------
Robert G. Stevens

/s/ Neal Moszkowski                    Director
------------------------
Neal Moszkowski

/s/ Alan Kane                          Director
------------------------
Alan Kane

/s/ David Wassong                      Director
------------------------
David Wassong

                                  EXHIBIT INDEX

Exhibit Number.        Description.
---------------        ------------
4.1*                   Bluefly, Inc. 2000 Stock Option Plan
5.1*                   Opinion of Swidler Berlin Shereff Friedman, LLP.
23.1*                  Consent of Pricewaterhouse Coopers LLP
23.2*                  Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).
23.3*                  Consent of Pricewaterhouse Coopers, LLP
23.4                   Consent of Pricewaterhouse Coopers, LLP

*Previously filed